United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 17, 2023

Nu-Med Plus, Inc.

(Exact name of registrant as specified in its charter)

Utah	000-54808	45-3672530
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

455 East 500 South, Suite 203 Salt Lake City, Utah 84111	84111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (801) 746-3570

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see general instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: Not applicable.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter or Rule 12b-2 of the Securities and Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

REFERENCES

In this Current Report, references to “Nu-Med Plus,” the “Company,” “we,” “our,” “us” and words of similar import refer to Nu-Med Plus, Inc., a Utah corporation, the Registrant.

FORWARD-LOOKING STATEMENTS

This Current Report contains certain forward-looking statements, and for this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate,” “continue” or comparable terminology are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially depending on a variety of factors, many of which are not within our control. These factors include, among others, but are not limited to:

-	economic conditions generally in the United States and internationally, and in the markets and industries in which we have and may participate in the future;
-	competition within our chosen markets and industries; and
-	our business and growth strategies.

We believe that it is important to communicate our future expectations to investors and shareholders. However, there may be events in the future that we are not able to accurately predict or control, including uncertainties and events that may cause our actual results to differ materially from the expectations we have described in our forward-looking statements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements should be considered in light of our reports and registration statements filed in the Edgar Archives of the United States Securities and Exchange Commission.

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant

On February 17, 2023, Nu-Med Plus, Inc. (“Nu-Med”) dismissed Sadler, Gibb & Associates, LLC as our independent registered public accounting firm. Sadler, Gibb & Associates, LLC audited our financial statements for the fiscal years ended December 31, 2021 and 2020 and its report, dated March 31, 2022, was modified only as to the uncertainty of our ability to continue as a going concern. Except for this modification, the report did not contain an adverse opinion, disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

Our board of directors approved the dismissal of Sadler, Gibb & Associates, LLC and there were no disagreements between Nu-Med and Sadler, Gibb & Associates, LLC on any matter regarding accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the two fiscal years ended December 31, 2021 and 2020 or any subsequent interim period preceding the date of dismissal.

There were no reportable events (as that term is used in Item 304(a)(1)(v) of Regulation S-K) between Nu-Med and Sadler, Gibb & Associates, LLC occurring during the two fiscal years ended December 31, 2021 and 2020 or any subsequent interim period preceding the date of dismissal.

We provided a copy of this current report on Form 8-K to Sadler, Gibb & Associates, LLC prior to filing this current report and we requested that Sadler, Gibb & Associates, LLC furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made in this current report. Sadler, Gibb & Associates, LLC has furnished the requested letter and it is attached as exhibit 16.1.

On February 17, 2023, Nu-Med engaged Fruci & Associates.

Section 9 Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibit
16.1	Letter of agreement from Sadler, Gibb & Associates, LLC, dated February 17, 2023

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

NU-MED PLUS, INC.

Date:	February 21, 2023	By:	/s/ William Hayde
William Hayde
CEO, Principal Executive Officer